EXHIBIT 24.1
                               POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Mary Beth Lewis his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a registration statement on Form S-8 covering 730,000 shares of common stock of Wild Oats Markets, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


           Signature                   Title                                 Date


/s/ Perry D. Odak            Chief Executive Officer, President and      June 15, 2001
------------------------
Perry D. Odak                Director


/s/ John A. Shields          Chairman of the Board                       June 12, 2001
------------------------
John A. Shields


/s/ David M. Chamberlain     Vice Chairman of the Board                  June 20, 2001
------------------------
David M. Chamberlain


-------------------------    Director                                    June __, 2001
Elizabeth C. Cook


-------------------------    Chief Financial Officer                     June __, 2001
Mary Beth Lewis              (principal financial officer and
                             principal accounting officer)


/s/ Brian K. Devine          Director                                    June 18, 2001
------------------------
Brian K. Devine


/s/ David L. Ferguson        Director                                    June 27, 2001
------------------------
David L. Ferguson


------------------------     Director                                    June __, 2001
Michael C. Gilliland


/s/ James B. McElwee         Director                                    June 27, 2001
------------------------
James B. McElwee


/s/  Morris Seigel           Director                                    June 14, 2001
------------------------
Morris Siegel